                             COOPER INDUSTRIES, INC.
                             RESTATED FINANCIAL DATA


                     1998                          FIRST      SECOND      FIRST
               INCOME STATEMENT                   QUARTER     QUARTER     6 MOS.
               ----------------                  ---------   ---------   ---------
        (MILLIONS, WHERE APPLICABLE)
Revenues                                         $   894.1   $   951.2   $ 1,845.3
Cost of sales                                        601.9       639.8     1,241.7
                                                 ---------   ---------   ---------
     Gross income                                    292.2       311.4       603.6
Selling & administrative expenses                    154.8       156.7       311.5
Goodwill amortization                                 10.1        11.1        21.2
Nonrecurring (gains)/charges, net                       --          --          --
                                                 ---------   ---------   ---------
     Operating income                                127.3       143.6       270.9
Interest expense                                      25.3        27.4        52.7
                                                 ---------   ---------   ---------
     Income before income taxes                      102.0       116.2       218.2
Income Taxes                                          36.7        41.8        78.5
                                                 ---------   ---------   ---------
     Total income from continuing operations          65.3        74.4       139.7

Income of discontinued automotive operations          26.7        31.6        58.3
                                                 ---------   ---------   ---------
     Total income                                $    92.0   $   106.0   $   198.0
                                                 =========   =========   =========

INCOME PER COMMON SHARE:  DILUTED
From continuing operations                       $    0.54   $    0.62   $    1.15
From discontinued automotive operations               0.22        0.26        0.49
                                                 ---------   ---------   ---------
     Total income                                $    0.76   $    0.88   $    1.64
                                                 =========   =========   =========

SHARES OUTSTANDING:  DILUTED                         121.2       120.5       120.9


SEGMENT REVENUES
Electrical Products                              $   706.0   $   723.9   $ 1,429.9
Tools & Hardware                                     188.1       227.3       415.4
                                                 ---------   ---------   ---------
     Total revenues                                  894.1       951.2     1,845.3
                                                 =========   =========   =========
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